ALLIANCEBERNSTEIN BOND FUND, INC.
INTERMEDIATE BOND PORTFOLIO


FORMER POLICIES			     	CURRENT POLICIES

Investment Objective:

Fundamental:				Non-Fundamental:
The Portfolios investment objective	The Funds investment objective
is high current income consistent 	is to generate income and
with preservation of capital by 	price appreciation without
investing in investment grade		assuming what Alliance
fixed-income securities.		considers undue risk.

Fundamental Investment Policies:

The Portfolio may not issue any		The Portfolio may not issue any
senior securities as defined in the	senior security (as that term is
1940 Act (except to the extent that	defined in the 1940 Act) or borrow
when-issued securities transactions,	money, except to the extent
forward commitments or stand-by		permitted by the 1940 Act or the
commitments may be considered senior	rules and regulations thereunder
securities).  				(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, or interpretations of,
					or exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and collateral
					arrangements, including, for
					example, with respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a senior
					security.

The Portfolio may not			Fundamental policy eliminated.
effect a short sale of any
security except when it has, by		Related non-fundamental policy:
reason of ownership of other		The Portfolio may not effect
securities, the right to obtain		a short sale of any security
securities of equivalent kind		except when it has, by reason
and amount that will be held so		of ownership of other securities,
long as it is in a short position.	the right to obtain securities of
					equivalent kind and amount that
					will be held so long as it is in
					a short position.

The Portfolio may not underwrite	The Portfolio may not act as an
securities issued by other persons	underwriter of securities, except
except to the extent that, in		that the Portfolio may acquire
connection with the disposition of	restricted securities under
its portfolio investments, it may	circumstances in which, if such
be deemed to be an underwriter under	securities were sold, the
certain federal securities laws.	Portfolio might be deemed to be
					an underwriter for purposes of the
					Securities Act of 1933, as amended.

The Portfolio may not purchase real	The Portfolio may not purchase or
estate or mortgages; however, the	sell real estate except that it
Portfolio may, as appropriate and	may dispose of real estate acquired
consistent with its investment		as a result of the ownership of
policies and other investment		securities or other instruments.
restrictions, buy securities of		This restriction does not prohibit
issuers which engage in real estate	the Portfolio from investing in
operations and securities which are	securities or other instruments
secured by interests in real estate	backed by real estate or in
(including partnership interests	securities of companies engaged
and shares of real estate investment	in the real estate business.
trusts), and may hold and sell real
estate acquired as a result of
ownership of such securities.

The Portfolio may not purchase or	The Portfolio may not purchase or
sell commodities or commodity		sell commodities regulated by the
contracts, except that the Portfolio	Commodity Futures Trading
may purchase and sell futures		Commission under the Commodity
contracts and options on futures	Exchange Act or commodities
contracts (including foreign currency	contracts except for futures
futures contracts and options thereon,	contracts and options on futures
forward currency exchange contracts	contracts.
and interest rate futures contracts
and options), forward commitments and
similar contracts

The Portfolio may notborrow money,	Policy eliminated.
except that this restriction shall
not apply to borrowing from banks
for temporary purposes, to the
pledging of assets to banks in order
to transfer funds for various
purposes as required without
interfering with the orderly
liquidation of securities in the
Portfolio (but not for leveraging
purposes), to margin payments or
pledges in connection with options,
futures contracts, options on futures
contracts, forward currency exchange
contracts or options on foreign
currencies, or, transactions in
interest rate swaps, caps and floors

The Portfolio may not purchase any	Fundamental policy eliminated.
security on margin.

					Related non-fundamental policy:
					The Portfolio may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the 1940
					Act or by guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that the
					Portfolio may obtain such short-
					term credits as are necessary for
					the clearance of portfolio
					transactions, and the Portfolio
					may make margin payments in
					connection with futures contracts,
					options, forward contracts, swaps,
					caps, floors, collars and other
					financial instruments.

The Portfolio may not make loans	The Portfolio may not make loans
(including lending cash or		except through (i) the purchase of
securities), except that the		debt obligations in accordance with
Portfolio may make loans of		its investment objectives and
portfolio securities not exceeding	policies; (ii) the lending of
50% of the value of the Portfolio's	portfolio securities; (iii) the use
total assets.  This restriction does	of repurchase agreements; or (iv)
not prevent the Portfolio from		the making of loans to affiliated
purchasing debt obligations in which	funds as permitted under the
the Portfolio may invest consistent	1940 Act, the rules and regulations
with its investment policies, or	thereunder (as such statutes, rule
from buying government obligations,	or regulations may be amended from
short-term commercial paper, or		time to time), or by guidance
publicly-traded debt, including		regarding, and interpretations of,
bonds, notes, debentures,		or exemptive orders under, the
certificates of deposit and equipment	1940 Act.
trust certificates, nor does this
restriction apply to loans made under
insurance policies or through entry
into repurchase agreements to the
extent they may be viewed as loans.

The Portfolio will not make an		The Portfolio may not concentrate
investment in an industry if that	investments in an industry, as
investment would make the		concentration may be defined under
Portfolio's holdings in that		the 1940 Act or the rules and
industry exceed 25% of the		regulations thereunder (as such
Portfolio's assets.  The U.S.		statute, rules or regulations may
Government, its agencies and		be amended from time to time) or
instrumentalities are not considered	by guidance regarding,
members of any industry.		interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.

The Portfolio intends to be		The Portfolio is diversified.
diversified, as that term is defined
under the 1940 Act.  In general, this
means that the Portfolio will not
make an investment unless, when
considering all its other investments,
75% of the value of the Portfolio's
assets would consist of cash, cash
items, U.S. Government securities,
securities of other investment
companies and other securities.
For the purposes of this restriction,
other securities are limited for any
one issuer to not more than 5% of
the value of the Portfolio's total
assets and to not more than 10% of
the issuer's outstanding voting
securities.  As a matter of
operating policy, the Portfolio will
not consider repurchase agreements
to be subject to the above-stated 5%
limitation if the collateral
underlying the repurchase agreements
consists exclusively of U.S.
Government securities and such
repurchase agreements are fully
collateralized.



Non-fundamental Investment Policies:

The Portfolio normally invests all of	The Portfolio normally invests up
its assets in securities that are	to 80% of its assets in investment
rated at least BBB- by Standard &	grade debt securities.
Poors Ratings Service or Baaa3 by
Moody's Investors Service, Inc. or,
if unrated, are of comparable quality.

					The Portfolio may invest up to 20%
					of its assets in debt securities
					rated BBB- or below by S&P and
					Baaa3 or below by Moodys.

The Portfolio may invest up to 20%	The Portfolio may invest without
of its total assets in foreign		limit in U.S. Dollar-denominated
fixed-income securities.		foreign fixed-income securities and
					may also invest in non-U.S. Dollar
					denominated foreign fixed-income
					securities.

The Portfolio may not invest more	The Portfolio will limit its
than 15% of its net assets in		investment in illiquid securities
securities restricted as to		to no more than 15% of net assets
disposition under Federal securities	or such other amount permitted by
laws, or securities otherwise		guidance regarding the 1940 Act.
considered illiquid or not readily
marketable, including repurchase
agreements not terminable within
seven days; however, this restriction
will not apply to securities sold
pursuant to Rule 144A under the
Securities Act, so long as such
securities meet liquidity guidelines
established from time to time by the
Board of Directors.

The Portfolio may not acquire		Policy eliminated.
securities of any company that is
a securities broker or dealer, a
securities underwriter, an investment
adviser of an investment company, or
an investment adviser registered
under the Investment Advisers Act
of 1940 (other than any such company
that derives no more than 15% of its
gross revenues from securities
related activities), except that the
Portfolio may purchase bank, trust
company, and bank holding company
stock, and except that the Portfolio
may invest in accordance with
Rule 12d3-1 under the 1940 Act,
including up to 5% of its total
assets in any such company provided
that it owns no more than 5% of the
outstanding equity securities of any
class plus 10% of the outstanding
debt securities of such company or
as otherwise provided by Rule 12d3-1.

The Portfolio may not make an		Policy eliminated.
investment in order to exercise
control or management over a company.

The Portfolio may enter into standby	The Portfolio may enter into standby
commitment agreements if the		commitment agreements.
aggregate purchase price of the
securities subject to the commitments
does not exceed 20% of its assets
and the term of the commitment does
not exceed 45 days.

The Portfolio may invest in other	The Portfolio may invest in
investment companies whose		securities of other investment
investment objectives and policies	companies, including exchange-
are consistent with those of the	traded funds, to the extent
Portfolio.				permitted under the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

The Portfolios lending of securities,	The Portfolio may lend portfolio
including collateral, is limited to	securities to the extent permitted
50% of total assets.			under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act.

					The Portfolio may invest in loan
					participations.

					The Portfolio may invest in
					derivatives, including options,
					futures, forwards and swaps.


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